UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2014 (August 23, 2014)

SOLERA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 Village Circle, Suite 100
Westlake, TX 76262
(Address of principal executive offices, including Zip Code)
(817) 961-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On August 26, 2014, Solera Holdings, Inc. (the "Company") issued a press release announcing earnings for the fourth quarter and full year for the fiscal year ended June 30, 2014.  The Company also announced that its Board of Directors approved a quarterly dividend. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain

On August 23, 2014, Kenneth A. Viellieu, a member of the Board of Directors (the “Board”) of the Company, notified the Board that he will (i) not stand for re-election at the Company’s 2014 annual meeting of stockholders to be held in November 2014 and (ii) continue to serve as a member of the Board and the Compensation Committee through the date of the Company’s 2014 annual meeting of stockholders (the “Notice”).

Mr. Viellieu, a Managing Director and Head of the Chicago office of Moelis & Company, an investment banking firm, has served as a member of the Board since April 2009. In light of increasing commitments, Mr. Viellieu has determined that this is an appropriate time for him to step down. Mr. Viellieu does not have a dispute with the Company over any matters, policy or otherwise.
The Company’s Nominating and Corporate Governance Committee has been actively searching for director candidates. The Nominating and Corporate Governance Committee commenced these searches a considerable period of time prior to and for reasons unrelated to the Notice.

Item 7.01	Regulation FD Disclosure.
The registrant hereby furnishes the information set forth in the press release issued on August 26, 2014, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 2.02 and Item 9.01, including Exhibit 99.1, furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by August 26, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON BRADY
Date: August 26, 2014	Name: Jason Brady
Title: Senior Vice President, General Counsel and Secretary